UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2013 (August 12, 2013)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Amendment to Credit Facility

As previously disclosed, on November 10, 2011, ACI Worldwide, Inc. (the “Company”) entered into a credit agreement (as amended prior to the date hereof, the “Credit Agreement”) with each of the lenders named therein, Wells Fargo Securities, LLC, RBS Citizens, N.A., Sovereign Bank, N.A. and U.S. Bank National Association, as Joint Lead Arrangers and Joint Book- Running Managers, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, governing the Company’s senior secured credit facility (the “credit facility”). On June 14, 2013, the lenders under the credit facility approved the fourth amendment (the “Fourth Amendment”) to the Credit Agreement. The Fourth Amendment will, among other things, extend the maturity date of the loans under the credit facility to a date five years from the consummation of the offering of $300,000,000 in aggregate principal amount of a new series of senior notes due 2020 (the “notes”), and increase the amount the Company may request for optional incremental term loans and/or increases in the revolving commitment from $200.0 million to $300.0 million. Upon the consummation of the notes offering, the Fourth Amendment will become effective.

Pursuant to the Fourth Amendment, the outstanding term loans under the senior secured term loan facility and the incremental term loan facility under the Credit Agreement (collectively the “Initial Term Loans”) will be aggregated and the outstanding amounts of the Initial Term Loans will amortize on a revised quarterly schedule.

From the date on which the Fourth Amendment becomes effective, the Credit Agreement, as amended by the Fourth Amendment, will require that, among other things, at any time that loans or letters of credit are outstanding, the Company maintains:

•

a maximum consolidated total net leverage ratio of (i) 4.00:1.00 through the fiscal quarter ending June 30, 2014 and (ii) 3.75:1.00 thereafter, in each case, measured as of the last day of each fiscal quarter;

•

from the date on which the common or preferred shares of Online Resources Corporation (“ORCC”) were first acquired by Online Resources AcquisitionCo to March 31, 2014, a minimum fixed charge coverage ratio of 1.65:1.00, from June 30, 2014 to March 31, 2015, a minimum fixed charge coverage ratio of 1.50:1.00, and from June 30, 2015 and thereafter, a minimum fixed charge coverage ratio of 1.30:1.00, in each case, measured as of the last day of each fiscal quarter; and

•	a consolidated senior secured net leverage ratio no greater than or equal to 3.00:1.00, measured as of the last day of each fiscal quarter.

The foregoing information (including the exhibits hereto) is being furnished under “Item 7.01—Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this report and the furnishing of this information pursuant to Item 7.01 do not mean that such information is material or that disclosure of such information is required.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “will,” “may,” “would,” “could,” “expect,” “project,” “estimate,” “intend” and “believe,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the notes and the credit facility. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this Current Report on Form 8-K, including market conditions and the risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this Current Report on Form 8-K, and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements after the date of this Current Report on Form 8-K, except as required by law.

Item 8.01 Other Events.

On August 12, 2013, the Company issued a press release announcing the commencement of a private offering of the notes, subject to market and other conditions. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2013

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name:	Dennis P. Byrnes
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 12, 2013.